Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2013 relating to the Alcoa Inc. consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Alcoa Inc. Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

July 10, 2013